CONTRACT FOR SALE OF REAL ESTATE

This Contract for Sale is made on June 26, 2003

BETWEEN 103 WEST END ASSOCIATES, L.P.,
A New Jersey Limited Partnership

Whose address is C/O A.J. Santye & Company, 36 East Main Street, Somerville, New Jersey 08876, referred to as the Seller.

AND SOMERSET VALLEY BANK,
A banking corporation of the State of New Jersey

Whose address is 70 East Main Street, Somerville, New Jersey 08876 Referred to as the Buyer.

The words "Buyer" and "Seller" include all Buyers and all Sellers listed above.

1. Purchase Agreement. The Seller agrees to sell and the Buyer agrees to buy the property described in this contract.

2. Property. The property to be sold consists of: (a) the land and all the buildings, other improvements and fixtures on the land; (b) all of the Sellers' rights relating to the land; and (c) all personal property specifically included in this contract. The real property to be sold is commonly known as 103 West End Avenue and 117 West End Avenue in the Borough of Somerville in the County of Somerset, and State of New Jersey. It is shown on the municipal tax map as lots 2 and 39 in block 129, and Lot 1 in Block 129.01. This property is more fully described in the attached Schedule A.

3. Purchase Price. The purchase price is $1,328,000.00

4. Payment of Purchase Price. The entire purchase price will be paid by Buyer to Seller at time of closing subject to adjustments.

5. Deposit Moneys. None

6. Mortgage Contingency. Not Applicable.

7. Time and Place of Closing. The closing date cannot be made final at this time. The Buyer and Seller agree to make October 1, 2003 the estimated date for the closing. Both parties will fully cooperate so the closing can take place on or before the estimated date. The closing will be held at the office of Miller, Robertson & Rodgers, Esquires, 21 North Bridge Street, Somerville, New Jersey, 08876.

8. Transfer of Ownership. At the closing, the Seller will transfer ownership of the property to the Buyer. The Seller will give the Buyer a properly executed deed and an adequate affidavit of title. If the Seller is a corporation, it will also deliver a corporate resolution authorizing the sale.

9. Type of Deed. A deed is a written document used to transfer ownership of property. In this sale, the Seller agrees to provide and the Buyer agrees to accept a deed known as bargain and sale with covenants against grantors' acts.

10. Personal Property and Fixtures. All personal property and fixtures are the property of the Buyer and are included in the sale.

11. Physical Condition of the Property. This property is being sold "AS IS". The Seller does not make any claims or promises about the condition or value of any of the property included in this sale. The buyer has inspected the property and relies on this inspection and any rights which may be provided for elsewhere in this contract. The Seller agrees to maintain the grounds, buildings and improvements subject to ordinary wear and tear.




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12. Inspection of the Property. The seller agrees to permit the buyer to inspect the property at any reasonable time before the closing. The Seller will permit access for all inspections provided for in this contract.

13. Building and Zoning Laws. The Buyer intends to use the property as a commercial banking facility. The Seller states that this use does not violate any application zoning ordinance, building code or other law. The Seller will obtain and pay for all inspections required by law. This includes any municipal certificate of occupancy or smoke detector certificate. If the Seller fails to correct any violations of law, at the Seller's own expense, the Buyer may cancel this contract.

14. Flood Area. The federal and state governments have designated certain areas as "flood areas". This means they are more likely to have floods than other areas. If this property is in a "flood area" the Buyer may cancel this contract within 10 days of the signing of this contract by all parties.

15. Property Lines. The Seller states that all buildings, driveways and other improvements on the property are within its boundary lines. Also, no improvements on adjoining properties extend across the boundary lines of this property.

16. Ownership. The Seller agrees to transfer and the Buyer agrees to accept ownership of the property free of all claims and rights of others, except for:
(a) the rights of utility companies to maintain pipes, poles, cables and wires over, on and under the street, the part of the property next to the street or running to any house or other improvement on the property; (b) recorded agreements which limit the use of the property, unless the agreements: (1) are presently violated; (2) provide that the property would be forfeited if they were violated; or (3) unreasonably limit the normal use of the property; and (c) all items included in Schedule A as part of the description of the property. In addition to the above, the ownership of the Buyer must be marketable and insurable at regular rates by any title insurance company authorized to do business in New Jersey subject only the above exceptions.

17. Correcting Defects. If the property does not comply with paragraphs 15 or 16 of this contract, the Seller will be notified and given 30 days to make it comply. If the property still does not comply after that date, the Buyer may cancel this contract or give the Seller more time to comply.

18. Termite Inspection. Waived.

19. Conditions Precedent: This Contract shall be subject to the Buyer obtaining approval for the purchase from the New Jersey Banking Commission within 60 days of the date hereof.

20. Seller's Environmental Warranties:

     A. Seller represents that to the best of its knowledge, there are no violations of the "Spill Ad" and the hazardous substances in Appendix A to N.J.A.C. 7:1E and Sections 307 and 311 of the Federal Clean Water Act have not been used or stored on the property by the Seller nor former tenants, agents, employees, subcontractors or Buyers under a prior Contract of Sale.

     B. Seller warrants and represents that, to the best of its knowledge, after diligent inquiry, no industrial establishment (as defined in Section 3(f) of the Environmental Cleanup Responsibility Act (ECRA), [N.J.S.A. 13:1(k)-8(f)], has ever been operated on the Property. As such, Seller represents that, to the best of its knowledge, this transaction is not subject to the Environmental Cleanup Responsibility Act. If, in the course of this transaction, it is determined that an ECRA determination is required, the Seller will provide the Buyer with a letter of non-applicability or negative declaration from the Department of Environmental Protection.

     C. Seller warrants and represents that to the best of its knowledge, no hazardous substance (as defined in" (a) Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. 9601(14), (b) Section 3(k) of the New Jersey Spill Compensation and Control Act (Spill Act), N.J.S.A. 58:10-23, 11(b-k); (c) Section 3d or ECRA N.J.S.A. 13 1(k)-8(d); (d) N.J.A.C. 7:1E -1.3: (e)


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N.J.A.C.  87.1E-Appendix  A;  and/or  (f)  N.J.A.C.  7:1-3.3)  is present on the property.

     D. Seller warrants and represents that, to the bet of its knowledge, no underground storage tanks are presently located on the property, nor have underground storage tanks ever been located on the property.

     E. . Seller represents and warrants that, to the best of its knowledge, no lien or superlien has been filed against the property pursuant to Section 7(f) of the Spill Act, N.J.S.A. 58:10-23.11 f.f., and that the property has not been identified or investigated as a responsible party for any liability under the Spill Act.

21. Risk or Loss. The Seller is responsible for any damage to the property, except for normal wear and tear, until the closing. If there is damage, the Buyer can proceed with the closing and either: (a) require that the Seller repair the damage before the closing; or (b) deduct from the purchase price a fair and reasonable estimate of the cost to repair the property. In addition, either party may cancel this contract if the cost of repair is more than 10% of the purchase price.

22. Cancellation of Contract. If this contract is legally and rightfully canceled, the Buyer can get back the deposit and the parties will be free of liability to each other. However, if the contract is canceled in accordance with paragraphs 13, 14, 17, 18 or 19 of this contract, the Seller will pay the Buyer for all title and survey costs.


23. Assessments for Municipal Improvements. Certain municipal improvements such as sidewalks and sewers may result in the municipality charging property owners to pay for the improvements. All unpaid changes (assessments against the property for work completed before the closing will be paid by the Seller at or before the closing. If the improvement is not completed before the closing, then only the Buyer will be responsible. If the improvement is completed, but the amount of the charge (assessment) is not determined, the Seller will pay an estimated amount at the closing. When the amount of the charge is finally determined, the Seller will pay any deficiency to the Buyer (if the estimate proves to have been too low), or the Buyer will return any excess to the Seller (if the estimate proves to have been too high).


24. Adjustments at Closing. The Buyer and Seller agree to adjust the following expenses as of the closing date: rents, municipal water charges, sewer charges, taxes, interest on any mortgage to be assumed and insurance premiums. If the property is heated by fuel oil, the Buyer will buy the fuel oil in the tank at the closing date. The price will be the current price at that time as calculated by the supplier. The Buyer or the Seller may require that any person with a claim or right affecting the property be paid off from the proceeds of this sale.

25. Possession. At the closing the Buyer will be given possession of the property. The parties acknowledge that Buyer presently occupies the premises as a tenant of the Seller.

26. Complete Agreement. This contract is the entire and only agreement between the Buyer and the Seller. This contract replaces and cancels any previous agreements between the Buyer and the Seller. This contract can only be changed by an agreement in writing signed by both Buyer and Seller. The Seller states that the Seller has not made any other contract to sell the property to anyone else.

27. Parties Liable. This contract is binding upon all parties who sign it and all who succeed to their rights and responsibilities.

28. Notices. All notices under this contract must be in writing. The notices must be delivered personally or mailed by certified mail, return receipt requested of UPS or Federal Express overnight delivery to the other party at the address written in this contract, or to that party's attorney. Notices may also be provided by fax to either party's attorney.

29. Realtor's Commission. No realtor or agent has been a party to this contract and no commission shall be due and payable to anyone as a result of this sale.






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SIGNED AND AGREED TO BY:

Witnessed by:    Date Signed                   SOMERSET VALLEY BANK - Buyer

                 06/23/03                      /s/ Robert P. Corcoran
                 -----------                   ---------------------------------

/s/ Elizabeth J. Balunis                       By: ROBERT P. CORCORAN, President
----------------------------
Bank Secretary

                                               103 WEST END ASSOCIATES - Seller
                                               A New Jersey Limited Partnership

                 -----------                   BY: SVB ENTERPRISES, INC.
                                                   General Partner

                                               /s/ John K. Kitchen
                                               ---------------------------------
/s/ Anthony Santye                             By: JOHN K. KITCHEN, President
------------------------------
Anthony Santye, Vice President







SCHEDULE A

Professional
Land Surveyors
and
Planners

                                                                 January 7, 2002

                            DESCRIPTION OF PROPERTY
                            LOT 2 & 39 IN BLOCK 129
                             LOT 1 IN BLOCK 129.01
                                   LOCATED IN
                               SOMERVILLE BOROUGH
                          SOMERSET COUNTY, NEW JERSEY

BEGINNING at the point of intersection of the southerly sideline of West End Avenue, 66' right-of-way with the easterly sideline of North Middnaugh Street, 50' right-of-way and from said point of beginning, running;

1. Along the southerly sidelines of West End Avenue, south forty-eight degrees, zero minutes, zero seconds east (S48o0000"E) a distance of two hundred eighty-three and eight hundredths feet (283.08") to a capped iron found and corner to Lot 3 in Block 129, thence

2. South forty-two degrees, fifteen minutes, zero seconds west (842o15'00"W) a distance of two hundred and sixty two hundredths feet (240.62') to a point in the easterly line of Lot 37 in Block 129, thence

3. Along said line of Lot 37 and continuing along the easterly line of Lot 38, north seven degrees, forty-three minutes, forth-eight seconds east
     (N07o43'48"E) a distance of fifty-three and fourteen hundredths feet (55.14") to a point and corner, thence

4. Along the northerly line of Lot 38, north eighty-two degrees, sixteen minutes, twelve seconds west (N82o16'12"W) a distance of ninety-seven and fifty-eight hundredths feet (97.58') passing through an iron pin found 0.74' from the terminus of the course, to a point in the easterly sideline of North Middaugh Street, thence

5. Along said line of North Middaugh Street, north seven degrees, forty-three minutes, forty-eight seconds east (N07"43'48"E) a distance of three hundred four and fifty-one hundredths feet (304.51') to the point and place of beginning.

The above described premises being more commonly known as 103 and 117 West End Avenue, Somerville, New Jersey.

The above description is in accordance with a plan of Survey prepared by Saladin Associates, P.C. dated January 7, 2002.





                                                     /s/ Charles E. Saladin, Jr.
                                                     ---------------------------
                                                     Professional Land Surveyor
                                                     New Jersey License #34019